SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) August 30, 1999

                                SCI Systems, Inc.
             (Exact Name of Registrant as Specified in its Charter)




         Delaware                        0-2251                 63-0583436
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
    of Incorporation)                                       Identification No.)




               2101 West Clinton Avenue, Huntsville, Alabama 35805
                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code (256) 882-4800




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Item 5.       Other Events


         On August 30, 1999, the Company purchased Brock Telecom Limited, a wholly-owned subsidiary of Nortel Networks Corporation ("Nortel") located in Brockville, Ontario, which provided manufacturing services in support of Nortel's communications-related products. In conjunction with the acquisition, the Company entered into a related multiyear manufacturing agreement with Nortel. This agreement provides that the Company will manufacture agreed upon levels of designated Nortel products, specifically printed circuit board assemblies related to the assimilation of voice, data, and video communications. As part of this transaction, the Company finalized an agreement to purchase from Nortel a portion of the operating assets of Nortel's manufacturing facility in Belleville, Ontario, and certain other operating assets of Nortel's manufacturing facility in St-Laurent, Quebec. The assets, which will be purchased as production of certain Nortel products is transferred to the Company, may include machinery, equipment, inventory, dies and molds, furniture, and other tangible property related to the manufacturing of Nortel's voice and data networking products. The total purchase price paid for the shares and assets acquired to date does not exceed 10% of SCI's total assets, excluding payments in respect of the multiyear contract manufacturing agreement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SCI SYSTEMS, INC.


Dated:  September 10, 1999        By:   /s/ Michael M. Sullivan
                                  -----------------------
                                  Name: Michael M. Sullivan
                                  Title: Corporate Secretary and General Counsel